UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2015

National Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12629	36-4128138
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

410 Park Avenue, 14th Floor, New York, NY		10271
(Address of Principal Executive Offices)		(Zip Code)

(212) 417-8000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 19, 2015, National Holdings Corporation (the “Company”) issued a press release announcing its financial results for its fiscal first quarter ended December 31, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference

The information set forth or incorporated by reference in this Item 2.02 of this Current Report on Form 8-K, including the applicable portion of the press release attached as Exhibit 99.1 hereto, is being furnished to the Securities and Exchange Commission, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference into any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2015, the Company filed an Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-10 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, $0.02 par value per share (the “Common Stock”). The Reverse Stock Split became effective at 12:01 a.m. on February 19, 2015. A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

As a result of the Reverse Stock Split, each ten (10) shares of the Company’s issued and outstanding Common Stock has been automatically combined and converted into one (1) issued and outstanding share of Common Stock. The Reverse Stock Split has affected all issued and outstanding shares of Common Stock, as well as Common Stock underlying stock options outstanding immediately prior to the effectiveness of the Reverse Stock Split. The Reverse Stock Split has reduced the number of outstanding shares of the Common Stock outstanding prior to the Reverse Stock Split from approximately 124.5 million shares to approximately 12.5 million shares. The number of authorized shares of Common Stock was not affected by the Reverse Stock Split.

No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of Common Stock not evenly divisible by ten, will have the number of post-reverse split shares of the Common Stock to which they are entitled rounded up to the nearest whole share.

The Common Stock began to trade on the OTCQB on a post-split basis on February 19, 2015. The Company's trading symbol has changed to “NHLDD” for a period of 20 business days, after which the last “D” will be removed and the Company's trading symbol will revert to the original symbol of “NHLD”. In connection with the Reverse Stock Split, the Company's CUSIP number changed to 636375206.

Stockholders with shares held in book-entry form or through a bank, broker, or other nominee are not required to take any action and will see the impact of the reverse stock split reflected in their accounts as of February 19, 2015. Beneficial holders may contact their bank, broker, or nominee for more information. Stockholders with shares held in certificated form will receive a Letter of Transmittal and instructions for exchanging their certificates from the Company’s exchange agent, Computershare Trust Company

Item 8.01	Other Events.

On February 19, 2015, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits:

3.1	Certificate of Amendment to the Certificate of Incorporation filed by National Holdings Corporation with the Secretary of the State of Delaware on February 17, 2015.

99.1	Press release issued by National Holdings Corporation on February 17, 2015.

99.2	Press release issued by National Holdings Corporation on February 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation
(Registrant)

Date: February 20, 2015	By:	/s/ Robert B. Fagenson
Robert B. Fagenson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation filed by National Holdings Corporation with the Secretary of the State of Delaware on February 17, 2015.

99.1	Press release issued by National Holdings Corporation on February 17, 2015.

99.2	Press release issued by National Holdings Corporation on February 19, 2015.